Exhibit 99.1

For further information, contact:
Timothy P. Dimond, Chief Financial Officer
Technology Solutions Company
Phone: 312.228.4500
tim_dimond@techsol.com

Technology Solutions Company
Announces Second Quarter Financial Results

Results in-line with updated guidance

CHICAGO, July 31, 2003—Technology Solutions Company (TSC) (Nasdaq: TSCC), a leading systems integration and business consulting firm, today announced its financial results for the quarter ended June 30, 2003.

Second Quarter Results

Revenues before reimbursements for the quarter ended June 30, 2003 were $9.8 million. Second quarter after-tax loss was $25.1 million, including a $3.1 million after-tax ($5.2 million pre-tax) restructuring charge and a $19.9 million valuation allowance for net deferred tax assets. The tax valuation allowance consisted of provisions of $16.5 million related to net deferred tax assets at March 31, 2003 plus $3.4 million tax benefits related to the Q2 loss. The revenues and earnings results were consistent with the guidance the Company had previously provided in its June 18, 2003 and June 23, 2003 press releases. Cash at June 30 was $45.9 million.

Second Quarter Metrics

➢ Revenues before reimbursements were $9.8 million; Loss per share was $0.62

➢ Utilization was 62 percent

➢ Annualized voluntary turnover was 18 percent

➢ Days sales outstanding were 61 days

➢ Repurchased 34 thousand shares at an average price of $1.02

➢ Added 15 new clients and a total of 37 new projects with new and existing clients

➢ Total headcount at June 30, 2003 was 272

➢ Cash at June 30, 2003 was $45.9 million

Q2 Commentary and Q3 Outlook

Steve Oresman, chief executive officer of TSC, noted “In the second quarter the Company weathered some turbulence. We terminated discussions with a company that had been interested in acquiring TSC. We also instituted a number of changes at the executive level, including the departure of both our former chairman and our CEO as well as a number of other restructuring moves. We believe these changes will ultimately help position TSC for long-term success, and both our new chairman, Jack Purcell, and I are enthusiastic about our new roles and optimistic about the long-term possibilities for the Company. However, the short-run distraction of the restructuring events negatively impacted Q2 and, given the long sales cycles which exist today, the Q2 events will undoubtedly have a lingering impact on Q3 as well. In addition, the IT services market remains depressed. All of this makes it challenging for TSC. However, we are working on a number of new initiatives to help improve our revenues and, as always, we remain committed to providing the highest quality service to our clients, while safeguarding and promoting the long-term interests of our shareholders.”

Third Quarter 2003 Expectations

The Company is preliminarily forecasting revenues before reimbursements for the third quarter of 2003 to be in the range of $7 million to $9 million. The Company expects Q3 results to range from a loss of approximately $2.0 million ($0.05 per share) at the high end of the revenues range to a loss of approximately $4.5 million ($0.11 per share) at the low end. (Note that loss amounts are shown on a pre-tax basis, with no anticipated tax benefit.) Depending on revenues and cash collections, the Company expects to end Q3 with a cash balance of approximately $37 million to $40 million.

About Technology Solutions Company

Delivering business benefits to companies worldwide through process and technology expertise, Technology Solutions Company (TSC) is a leading systems integration and business consulting firm that focuses on rapid results. TSC’s core competencies include: enterprise resource management, supply chain management, customer relationship management, support services, and change management and training. Its services span the entire technology lifecycle — from strategy definition and planning; through implementation and integration; to extended support. Headquartered in Chicago, TSC has worked with more than 800 clients worldwide, including 59 of the Fortune 100. For more information, please visit www.techsol.com.

Conference Call

Management from Technology Solutions Company will host a conference call on Friday, August 1, 2003 at 8:00 a.m. Central Daylight Time to discuss the results of the quarter. The conference call will be available live via the Internet in the Investors section of Technology Solutions Company Web site at www.techsol.com. It is recommended that participants using the Internet access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight August 8, 2003 by dialing (800) 839-6713. The passcode for the replay is 5750146.

ASSUMPTIONS UNDERLYING CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements including words such as “anticipate,” “believe,” “plan,”

“estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, our ability to manage the pace of technological change, our ability to manage the current downturn in our industry and the economy in general, the Company’s ability to manage growth and attract and retain employees in the event the economy turns around, the Company’s ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive and other factors, our ability to attract new clients and sell additional work to existing clients and our ability to manage costs and headcount relative to expected revenues, all as more fully described in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2003	2002	2003	2002

	(unaudited)		(unaudited)
REVENUES:
Revenues before reimbursements	$9,756	$22,386	$24,937	$46,846
Reimbursements	1,184	2,500	2,574	5,290

	10,940	24,886	27,511	52,136

COSTS AND EXPENSES:
Project personnel	7,865	12,543	16,828	25,909
Other project expenses	1,442	3,629	3,235	7,785
Reimbursable expenses	1,184	2,500	2,574	5,290
Management and administrative support	3,978	5,169	8,175	10,793
Restructuring and other charges	5,211	—	5,211	—
Incentive compensation	—	1,025	311	2,504

	19,680	24,866	36,334	52,281

OPERATING (LOSS) INCOME	(8,740)	20	(8,823)	(145)

OTHER INCOME:
Net investment income	133	184	447	560

(LOSS) INCOME BEFORE INCOME TAXES	(8,607)	204	(8,376)	415
INCOME TAX PROVISION	16,519	88	16,611	172

NET (LOSS) INCOME	$(25,126)	$116	$(24,987)	$243

BASIC NET (LOSS) EARNINGS PER COMMON SHARE	$(0.62)	$0.00	$(0.62)	$0.01

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	40,486	42,665	40,539	42,899

DILUTED NET (LOSS) EARNINGS PER COMMON SHARE	$(0.62)	$0.00	$(0.62)	$0.01

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	40,486	43,494	40,539	43,900

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30,	December 31,
	2003	2002

	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,913	$47,004
Marketable securities	—	1,624
Marketable securities held in trust	7,241	6,735
Receivables, less allowance for doubtful receivables of $2,358 and $2,377	7,430	11,829
Deferred income taxes	—	7,198
Other current assets	1,661	807

Total current assets	62,245	75,197
COMPUTERS, FURNITURE AND EQUIPMENT, NET	453	719
DEFERRED INCOME TAXES	—	15,614
LONG-TERM RECEIVABLES AND OTHER	7,316	7,714

Total assets	$70,014	$99,244

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,180	$1,099
Accrued compensation and related costs	5,063	9,128
Deferred compensation	7,241	6,735
Restructuring accruals	5,553	466
Other current liabilities	2,244	2,114

Total current liabilities	21,281	19,542
DEFERRED INCOME TAXES DUE TO FORMER SUBSIDIARY	—	6,210

Total liabilities	21,281	25,752

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued — 44,695,788; shares outstanding — 40,548,964 and 40,665,141	447	447
Capital in excess of par value	122,184	122,282
Accumulated deficit	(68,219)	(43,232)
Treasury Stock, at cost, 4,146,824 and 4,030,647 shares	(5,909)	(5,853)
Accumulated other comprehensive income (loss):
Unrealized holding gain (loss), net	—	(119)
Cumulative translation adjustment	230	(33)

Total stockholders’ equity	48,733	73,492

Total liabilities and stockholders’ equity	$70,014	$99,244